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                                                                 EXHIBIT 10.1





                               ULTRA BIKERS, LLC


                           LIMITED LIABILITY COMPANY
                              OPERATING AGREEMENT
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                               ULTRA BIKERS, LLC

                               TABLE OF CONTENTS

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                                                                                Page
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
ARTICLE I - FORMATION OF LIMITED LIABILITY COMPANY . . . . . . . . . . . . . .   1
   1.1     Formation and Effective Date of Agreement  . . .  . . . . . . . . .   1
   1.2     Name and Principal Place of Business  . . . . . . . . . . . . . . .   1
   1.3     Agent for Service of Process  . . . . . . . . . . . . . . . . . . .   1
   1.4     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.5     Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.6     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   1.7     Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II - MEMBERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   2.1     Initial Members . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   2.2     Representations and Warranties  . . . . . . . . . . . . . . . . . .   3
   2.3     LLC Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   2.4     Additional Members  . . . . . . . . . . . . . . . . . . . . . . . .   4
   2.5     Admission of Substitute Members . . . . . . . . . . . . . . . . . .   4
   2.6     Resignation or Withdrawal of a Member . . . . . . . . . . . . . . .   4
   2.7     Dissociation of a Member  . . . . . . . . . . . . . . . . . . . . .   4
   2.8     Rights of Dissociating Member . . . . . . . . . . . . . . . . . . .   4

ARTICLE III - CONTRIBUTIONS TO CAPITAL . . . . . . . . . . . . . . . . . . . .   4
   3.1     Initial Contributions . . . . . . . . . . . . . . . . . . . . . . .   4
   3.2     Issuance of Shares  . . . . . . . . . . . . . . . . . . . . . . . .   5
   3.3     Additional Contributions  . . . . . . . . . . . . . . . . . . . . .   5
   3.4     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV - MANAGEMENT AND RESTRICTIONS . . . . . . . . . . . . . . . . . . .   5
   4.1     Management by Management Board  . . . . . . . . . . . . . . . . . .   5
   4.2     Authority of Management Board   . . . . . . . . . . . . . . . . . .   5
   4.3     Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   4.4     Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .   6
   4.5     Action without Meeting  . . . . . . . . . . . . . . . . . . . . . .   6
   4.6     Telephonic Meetings . . . . . . . . . . . . . . . . . . . . . . . .   6
   4.7     Compensation of Members   . . . . . . . . . . . . . . . . . . . . .   7
   4.8     Amendment of Articles or Agreement  . . . . . . . . . . . . . . . .   7
   4.9     Member Representatives  . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE V - NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   5.1     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   5.2     Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . .   7


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

ARTICLE VI - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   6.1     Required Officers  . . . . . . . . . . . . . . . . . . . . . . . . .    7
   6.2     Election of Officers . . . . . . . . . . . . . . . . . . . . . . . .    7
   6.3     Compensation of Officers . . . . . . . . . . . . . . . . . . . . . .    8
   6.4     Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   6.5     Duties of President  . . . . . . . . . . . . . . . . . . . . . . . .    8
   6.6     Duties of Vice-President . . . . . . . . . . . . . . . . . . . . . .    8
   6.7     Duties of Secretary  . . . . . . . . . . . . . . . . . . . . . . . .    8
   6.8     Duties of Assistant Secretary  . . . . . . . . . . . . . . . . . . .    8
   6.9     Duties of Treasurer  . . . . . . . . . . . . . . . . . . . . . . . .    8
   6.10    Duties of Assistant Treasurer  . . . . . . . . . . . . . . . . . . .    9
   6.11    Other Employees  . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE VII - ACCOUNTING AND RECORDS  . . . . . . . . . . . . . . . . . . . . .    9
   7.1     Financial and Tax Reporting  . . . . . . . . . . . . . . . . . . . .    9
   7.2     Supervision; Inspection of Books . . . . . . . . . . . . . . . . . .    9
   7.3     Reliance on Records and Books of Account . . . . . . . . . . . . . .    9
   7.4     Annual Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   7.5     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VIII - ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   8.1     Allocation of Net Income or Net Loss . . . . . . . . . . . . . . . .   10
   8.2     Time of Allocations  . . . . . . . . . . . . . . . . . . . . . . . .   10
   8.3     Special Tax Provisions . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE IX - DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   9.1     Distribution Shares  . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE X - NO TRANSFER OF MEMBERSHIP . . . . . . . . . . . . . . . . . . . . .   11
   10.1    Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   10.2    Transfer Void  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   10.3    Rights of Assignees  . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE XI - OPTIONS; BUY-OUT . . . . . . . . . . . . . . . . . . . . . . . . .   11
   11.1    Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   11.2    Purchase of UKC and UKP  . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE XII - INDEMNIFICATION AND LIMITATION OF LIABILITY . . . . . . . . . . .   12
   12.1    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   12.2    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE XIII - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   13.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   13.2    Authority to Wind Up . . . . . . . . . . . . . . . . . . . . . . . .   14
   13.3    Winding Up and Certificate of Cancellation . . . . . . . . . . . . .   14
   13.4    Distribution of Assets . . . . . . . . . . . . . . . . . . . . . . .   15


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

ARTICLE XIV - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   14.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE XV - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   16
   15.1    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   15.2    Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . .   16
   15.3    Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   15.4    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   17
   15.5    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .   17
   15.6    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   15.7    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   15.8    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   18
   15.9    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   15.10   Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   15.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

EXECUTION PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


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                               ULTRA BIKERS, LLC

                      LIMITED LIABILITY COMPANY AGREEMENT


         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is entered into this 13th day of September, 1996, among Bikers Dream, Inc., a California corporation ("Bikers Dream") and Mull Acres Investments, Inc., a California corporation ("Mull Acres"), as members (the "Members") of Ultra Bikers, LLC, a California limited liability company (the "LLC").


                                   ARTICLE I

                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1 FORMATION AND EFFECTIVE DATE OF AGREEMENT. The members have formed the LLC pursuant to the Beverly-Killea Limited Liability Company Act (the "Act") by causing Articles of Organization conforming to the requirements of the Act to be filed with the office of the Secretary of State of the State of California.

         1.2 NAME AND PRINCIPAL PLACE OF BUSINESS. Unless and until amended in accordance with this Agreement and the Act, the name of the LLC will be "Ultra Bikers, LLC." The principal place of business of the LLC in California shall be 11651 Stirling Avenue, Suite H, Riverside, California 92503, or in such other place or places as the Members from time to time determine.

         1.3 AGENT FOR SERVICE OF PROCESS. Until such time as the Members have appointed a different person to act in the State of California as the agent of the LLC for service of process, the LLC's agent or service of process in the State of California shall be Rowland W. Day II, whose address is Day Campbell & McGill, 3070 Bristol, Suite 650, Costa Mesa, California 92626.

         1.4 AGREEMENT. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended. It is the express intention of the parties hereto that this Agreement shall be the sole statement of agreement among them, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Act, the Agreement shall govern even when inconsistent with or different from the provisions of the Act or any other law or rule. To the extent any provision of the Agreement is prohibited or ineffective under the Act, the Agreement shall be considered amended to the smallest degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make valid any provision of the Agreement that was formerly invalid, such provision shall be considered to be a part of this Agreement from and after the date of such interpretation or amendment.

         1.5     BUSINESS.

                 (a) The purpose of the LLC is to (i) distribute and sell motorcycles and related parts and accessories manufactured by the Ultra Kustom Cycles division ("UKC") of Mull Acres to retail establishments, and (ii) engage in any other lawful act or activity for which an LLC may be organized under the Beverly-Killea Limited Liability Company Act, provided that the LLC shall not engage in the practice of any profession requiring a license under the laws of the State of California obtaining such license.

                 (b)      The business of the LLC shall be conducted as follows:

                          (i)     Bikers Dream shall loan (the "Initial Loan")
Two Million Dollars ($2,000,000) to the LLC pursuant to a note (the "Initial Note"), which Initial Loan shall be non-interest bearing and shall be payable by the LLC, but payable in no event later than September 30, 1997, with One Million Dollars ($1,000,000) of the Initial Loan to be funded and paid by September 18, 1996 and an additional One Million Dollars ($1,000,000) to be funded and paid by Bikers Dream within ninety days thereafter;

                          (ii)    The LLC shall loan to Mull Acres, for
distribution to UKC, promptly upon receipt of the Initial Loan described in
Section 1.5(b)(i) hereof from Bikers Dream, the amount of such Initial Loan, pursuant to the terms of a note, which shall be non-interest bearing and payable in no event later than September 30, 1997, the proceeds of which shall be used by UKC to manufacture motorcycles;

                          (iii)   Mull Acres must sell all motorcycles
manufactured by it to the LLC, and may not sell any motorcycles to any other retailer, distributor, or any other person, and Mull Acres shall contribute all its dealers to the LLC;

                          (iv)    The LLC shall be the exclusive distributor of
motorcycles manufactured by Mull Acres world wide;

                          (v)     Mull Acres shall sell its motorcycles to the
LLC at a cost of $14,000 for a standard bike, and the LLC shall sell the motorcycles to Bikers Dream at a cost of $14,400 for such standard bikes;

                          (vi)    The LLC will be the exclusive distributor of
Bikers Dream for new motorcycles manufactured by third parties, and the LLC shall sell such motorcycles to Bikers Dream at cost;

                          (vii)   Sales of motorcycles by the LLC to retailers
other than Bikers Dream will be at prices as determined by the Management Board of the LLC, but shall not be at a price below the invoice price to Bikers Dream; and

                          (viii)  Mull Acres shall not engage in any retail
sales of motorcycles, and shall present to Bikers Dream all opportunities for all such retail sales.

         1.6 DEFINITIONS. Terms not otherwise defined in this Agreement shall have the meanings set forth in Article XIII.

         1.7 TERM. The term of the LLC shall begin upon the filing of the Articles of Organization and shall continue until September 30, 1997 unless its existence is sooner terminated pursuant to Article XII of this Agreement, or unless its term is extended by agreement of the Members. The provisions of
Article XI may extend beyond the term of the LLC according to their terms.


                                   ARTICLE II

                                   MEMBERSHIP

         2.1 INITIAL MEMBERS. The Members of the LLC are Bikers Dream and Mull Acres, each of whom is admitted to the LLC as a Member as of the effective date this Agreement becomes effective.

         2.2 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the LLC and each other Member as follows:

                 (a) Authorization. It is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full power and authority to execute and enter into this Agreement and to perform its obligations hereunder and that all actions necessary for the due authorization, execution, delivery and performance by that Member of this Agreement have been duly taken;

                 (b) Compliance with Other Instruments. The Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is bound;

                 (c) Purchase Entirely for Own Account. The Member is acquiring its interest in the LLC for the Member's own account for investment purposes only and not with a view to or for the resale, distribution, subdivision or fractionalization thereof and has no contract, understanding, undertaking, agreement or arrangement of any kind with any Person to sell, transfer or pledge to any Person its interest or any part thereof nor does such Member have any plans to enter into any such agreement;

                 (d) Investment Experience. By reason of their business or financial experience, the Members have the capacity to protect their own interests in connection with the transactions contemplated hereunder, are able to bear the risks of an investment in the LLC, and at the present time could afford a complete loss of such investment;

                 (e) Disclosure of Information. The Member is aware of the LLC's business affairs and financial condition and has acquired sufficient information about the LLC to reach an informed and knowledgeable decision to acquire an interest in the LLC;

                 (f) Federal and State Securities Laws. Assuming federal and state securities laws apply to the interests described herein, the Member acknowledges that the interests have not been registered under the Securities Act of 1933 or any state securities laws, inasmuch as they are being acquired in a transaction not involving a public offering, and, under such laws, may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements. In this connection, the Member represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933.

         2.3 LLC SHARES. Ownership of the LLC shall be divided into and represented by shares of the LLC (the "Shares"). The LLC shall issue a single class of Shares. The total number of Shares which the LLC is authorized to issue shall be 1,000.

         2.4 ADDITIONAL MEMBERS. No additional Persons may be issued Shares of the LLC or admitted to the LLC as Members.

         2.5 ADMISSION OF SUBSTITUTE MEMBERS. No Assignee of Shares of the LLC shall be admitted as a Substitute Member save as provided in Section 2.8 hereof.

         2.6 RESIGNATION OR WITHDRAWAL OF A MEMBER. Except as specifically provided below, and subject to the provisions for transfer contained in Article X, no Member shall have the right to resign or withdraw from membership in the LLC or withdraw his interest in the capital.

         2.7 DISSOCIATION OF A MEMBER. The expulsion, Bankruptcy or dissolution of a Member (i) will cause such Member to be dissociated from the LLC (a "Dissociated Member"), (ii) will terminate the continued membership of such Member in the LLC, and (iii) will cause a dissolution of this LLC pursuant to Article XII hereof.

         2.8 RIGHTS OF DISSOCIATING MEMBER. In the event any Member becomes a "Dissociated Member," the Dissociated Member shall be entitled to participate in the winding up of the LLC to the same extent as any other Member.


                                  ARTICLE III

                            CONTRIBUTIONS TO CAPITAL

         3.1 INITIAL CONTRIBUTIONS. Contemporaneously with the execution of this Agreement, each Member shall contribute to the capital of the LLC as follows:

                 (a)     Bikers Dream shall loan the Initial Loan to the LLC;
and

                 (b) Bikers Dream shall further by September 18, 1996, contribute an additional $25,000 nonrefundable sum to be applied to out-of-pocket expenses; and

                 (c) UKC shall contribute its expertise in the business of distributing and selling motorcycles.

         3.2 ISSUANCE OF SHARES. In exchange for the Initial Contribution of the Members, Bikers Dream shall be issued 490 Shares and Mull Acres shall be issued 510 Shares.

         3.3 ADDITIONAL CONTRIBUTIONS. No Member shall be permitted or required to make any additional contribution to the capital of the LLC without the consent of the Members.

         3.4 INTEREST. No Member shall be entitled to any interest with respect to contributions to or share of the capital of the LLC.


                                   ARTICLE IV

                          MANAGEMENT AND RESTRICTIONS

         4.1 MANAGEMENT BY MANAGEMENT BOARD. The LLC shall be managed and controlled by a management board (the "Management Board") to consist of two representatives appointed by Mull Acres and reasonably acceptable to Bikers Dream, and one representative appointed by Bikers Dream and reasonably acceptable to Mull Acres. Neither Member shall have the right to remove the representatives of the other Member from the Management Board for any reason. Initially, the members of the Management Board shall be Bill Alden and Kraig Kavanagh as appointees of Mull Acres and Rowland W. Day, II, as the appointee of Bikers Dream.

         4.2     AUTHORITY OF MANAGEMENT BOARD.

                 (a) The Management Board may exercise all powers of the LLC and do all such lawful acts and things as they may determine to be necessary or appropriate in the ordinary course of the trade or business of the LLC.

                 (b) Notwithstanding the above, the Management Board may not do or permit to be done any of the following without the express approval of all Members:

                          (i)     Any act or thing which this Agreement
expressly requires to be approved, consented to, determined or authorized by the Members;

                          (ii)    Voluntarily cause the dissolution of the LLC
prior to September 30, 1997;

                          (iii)   Sell all or a significant part of the LLC
assets, or engage in any material recapitalization or merger; or

                          (iv)    Incur any liabilities in excess of $25,000.

                 (c) All matters requiring the vote, approval, consent, authorization or determination of the Members shall require the vote or consent of all Members.

         4.3 MEETINGS. The Management Board and the Members of the LLC may hold meetings, both regular and special, either within or without the State of California. The meetings may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings or as shall be specified in a written waiver, signed by all members of the Management Board in the case of a meeting of the Management Board and all Members in the case of a meeting of the Members, who did not participate in the meeting. Regular meetings of the Management Board and the Members may be held without notice at such time and at such place as shall from time to time be determined by all members of the Management Board in the case of a meeting of the Management Board and all Members in the case of a meeting of the Members.

         4.4 SPECIAL MEETINGS. Special meetings of the Management Board and the Members may be called by the President on four (4) days' notice to all members of the Management Board in the case of a meeting of the Management Board and all Members in the case of a meeting of the Members by mail or 48 hours' notice to all members of the Management Board in the case of a meeting of the Management Board and all Members in the case of a meeting of the Members either personally or by telegram; special meetings of the Management Board or the Members shall be called by the President or Secretary in like manner and on like notice on the written request of a Member.

         4.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Management Board and the Members may be taken without a meeting, if all members of the Management Board in the case of a meeting of the Management Board and all Members in the case of a meeting of the Members, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Board or the Members meetings, as the case may be.

         4.6 TELEPHONIC MEETINGS. Members may participate in a meeting of the Members and members of the Management Board may participate in a meeting of the Management Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         4.7 COMPENSATION OF MEMBERS. Unless otherwise expressly approved by the Members, the Members shall not be entitled to any compensation for services or activities undertaken in their capacity as a Member of the LLC, and members of the Management Board shall not be entitled to any compensation for services or activities undertaken in their capacities as members of the Management Board.

         4.8 AMENDMENT OF ARTICLES OR AGREEMENT. The Members shall have the duty and authority to amend the Articles of Organization or this Agreement as and to the extent necessary to reflect any and all changes or corrections necessary or appropriate as a result of any action taken by the Members in accordance with the terms of this Agreement.

         4.9 MEMBER REPRESENTATIVES. Each Member shall from time to time designate up to two persons to participate as the sole representatives of such Member at any meeting of the Members.


                                   ARTICLE V

                                    NOTICES

         5.1 NOTICES. Whenever, under the provisions of the Act, the Articles of Organization or this Agreement, notice is required to be given to any Member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Member at his address as it appears on the records of the LLC with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Members may also be given by telegram or facsimile.

         5.2 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes, the Articles of Organization or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE VI

                                    OFFICERS

         6.1 REQUIRED OFFICERS. The officers of the LLC shall be elected by the Members and shall include a President and a Secretary. The Members may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless this Agreement otherwise provides. The initial President and Treasurer shall be Rowland W. Day, II, the Vice-President shall be Kraig Kavanagh and the Secretary shall be Bill Alden.

         6.2 ELECTION OF OFFICERS. The Members at their first meeting shall elect a President and a Secretary. The Members may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Members.

         6.3 COMPENSATION OF OFFICERS. The salaries of all officers and agents of the LLC, if any, shall be fixed by unanimous agreement of the Management Board.

         6.4 TERM OF OFFICE. The officers of the LLC shall hold office until September 30, 1997. Such officers can be removed by the Management Board if they commit a felony.

         6.5 DUTIES OF PRESIDENT. The President shall be the chief executive officer of the LLC, and shall also be a member of the Management Board, and shall preside at all meetings of the Members and the Management Board. He shall have general and active management of the day to day business and affairs of the LLC and shall see that all orders and resolutions of the Members and the Management Board are carried into effect. The President shall be responsible for taxes and audits, and shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Members to some other officer or agent of the LLC.

         6.6 DUTIES OF VICE-PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Members, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Members may from time to time prescribe.

         6.7 DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Members and the Management Board and record all the proceedings of the meetings thereof in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Members and the Management Board and special meetings of the Members and the Management Board, and shall perform such other duties as may be prescribed by the Members or President.

         6.8 DUTIES OF ASSISTANT SECRETARY. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Members (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Members, President or Secretary may from time to time prescribe.

         6.9 DUTIES OF TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Management Board. The

Treasurer shall disburse the funds of the LLC as may be ordered by the Members or the Management Board, taking proper vouchers for such disbursements, and shall render to the President and the Management Board, at its regular meetings, or when the Management Board so requires, an account of all his transactions as Treasurer and of the financial condition of the LLC.

         6.10 DUTIES OF ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Members (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Members may from time to time prescribe.

         6.11 OTHER EMPLOYEES. The LLC shall hire the following persons at the following salaries:

                   (i)    Kraig Kavanagh, at a gross salary of $1,500 per week;

                  (ii) Vinnie Bergeman, at a gross salary of $1,500 per week; and

                 (iii) A bookkeeper at a salary to be determined by the Management Board.


                                  ARTICLE VII

                             ACCOUNTING AND RECORDS

         7.1 FINANCIAL AND TAX REPORTING. The LLC shall prepare its financial statements in accordance with generally accepted accounting principles as from time to time in effect and shall prepare its income tax information returns using such methods of accounting and tax year as the Management Board deems necessary or appropriate under the Code and Treasury Regulations.

         7.2 SUPERVISION; INSPECTION OF BOOKS. Proper and complete books of account and records of the business of the LLC (including those books and records identified in Section 17058 of the Act) shall be kept under the supervision of the President at the LLC's principal office and at such other place as designated by the Management Board. The President shall give notice to each Member of any changes in the location of such books and records. Such books and records shall be open to inspection, audit and copying by any Member, or its designated representative, upon reasonable notice at any time during business hours for any purpose reasonably related to the Member's Interest in the LLC. Any information so obtained or copied shall be kept and maintained in strictest confidence except as required by law.

         7.3 RELIANCE ON RECORDS AND BOOKS OF ACCOUNT. Any Member shall be fully protected in relying in good faith upon the records and books of account of the LLC and upon such information, opinions, reports or statements presented to the LLC by its Member, any of its other

Members, Member of its Management Board, officers, employees or committees, or by any other person, as to matters the Member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the LLC or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.

         7.4 ANNUAL REPORTS. The annual financial statements of the LLC shall be audited and reported on as of the end of each Fiscal Year and as of September 30, 1997, by a firm of independent certified public accountants selected by the Members and paid for by the LLC. A copy of the annual report shall be transmitted to the Members within ninety (90) days after the end of each Fiscal Year.

         7.5 TAX RETURNS. The President shall, within ninety (90) days after the end of each Fiscal Year, file a Federal income tax information return and transmit to each Member a schedule showing such Member's distributive Share of the LLC's income, deductions and credits, and all other information necessary for such Members timely to file their Federal income tax returns.
The President similarly shall file, and provide information to the Members regarding, all appropriate state and local income tax returns.


                                  ARTICLE VIII

                                  ALLOCATIONS

         8.1 ALLOCATION OF NET INCOME OR NET LOSS. For each Accounting Period, Net Income or Net Loss of the LLC shall be allocated to the Members in proportion to their ownership of Shares.

         8.2 TIME OF ALLOCATIONS. The Net Income or Net Loss of the LLC for each Accounting Period shall be allocated to the Members' at the end of the Accounting Period in accordance with the provisions of Section 8.1 above.

         8.3     SPECIAL TAX PROVISIONS.

                 (a) Partnership Treatment. The Members expect and intend that the LLC shall be treated as a partnership for all federal income tax purposes and each Member and the Members agree that they (i) will not on any federal, state, local or other tax return take a position, and shall not otherwise assert, inconsistent with such expectation and intent; or (ii) do any act or thing which could cause the LLC to be treated as other than a partnership for federal income tax purposes.

                 (b) Tax Allocations. Except as otherwise provided in this Article VIII, items of income, gain, loss or deduction recognized for income tax purposes shall be allocated in the same manner that the corresponding items entering into the calculation of Net Income and Net Loss are allocated pursuant to this Agreement.

                                   ARTICLE IX

                                 DISTRIBUTIONS

         9.1 DISTRIBUTION SHARES. There will be no distributions by the LLC to Members until September 30, 1997.


                                   ARTICLE X

                           NO TRANSFER OF MEMBERSHIP

         10.1 TRANSFER. No Member may transfer, sell, encumber, mortgage, assign or otherwise dispose of any portion of its Shares, except as contemplated by Section 11.2(a) hereof.

         10.2 TRANSFER VOID. Any purported transfer, sale, encumbrance, mortgage, assignment, or disposition of Shares shall be void and of no effect to, on or against the LLC, any Member, any creditor of the LLC or any claimant against the LLC.

         10.3 RIGHTS OF ASSIGNEES. The Assignee of a Shares has no right to vote or to participate in the management of the business and affairs of the LLC or to become a Member. The Assignee is only entitled to receive distributions and to be allocated the Net Profits and Net Losses attributable to the Shares transferred to the Assignee.


                                   ARTICLE XI

                                OPTIONS; BUY-OUT

         11.1 OPTIONS. Bikers Dream shall grant 2,500,000 options to Mull Acres (the "Options") to purchase common stock of Bikers Dream, no par value per share, at a purchase price of $1.65 per share, such Options to expire on September 30, 1998, and to be exercisable on demand on or after August 31, 1997, or earlier with the consent of Bikers Dream, which Options may be exercised pursuant to the so-called "immaculate cashless exercise." The shares issuable upon exercise of the Options shall be registered for resale at the expense of Bikers Dream after September 5, 1997. The shares issuable upon exercise of the Options shall be subject to a lock-up until September 30, 1998. Mull Acres shall deliver an irrevocable notice to Bikers Dream between August 31, 1997 and September 5, 1997, notifying Bikers Dream as to whether it will or will not exercise the Options.

         11.2    PURCHASE OF UKC AND UKP.

                 (a) Upon receipt of an irrevocable notice of intent to exercise of the Options, Bikers Dream shall purchase (the "Purchase") Mull Acres' Shares in the LLC and all of the assets (and no liabilities) of the historical businesses of UKC and Mull Acres' motorcycle parts division

("UKP"), including the trade names, from Mull Acres, which Purchase must be closed within 120 days after receipt by Bikers Dream of the irrevocable notice of intent to exercise by Mull Acres.

                 (b) The Purchase price for the Purchase shall be Four Million Dollars ($4,000,000) in cash. Bikers Dream may call the Initial Loan in order to satisfy part of the purchase price.

                 (c) Immediately prior to the closing of the Purchase the LLC must distribute all its cash to the Members in accordance with Section 13.4 hereof, including the repayment of the Initial Loan.

                 (d) Upon the closing of the Purchase, Bikers Dream shall enter into one year employment agreements with each of Vinnie Bergeman and Kraig Kavanagh with a total aggregate compensation under both agreements not to exceed $250,000.

                 (e) Mull Acres will make standard representations and warranties to Bikers Dream, as of the date of closing of the exercise by Bikers Dream of the Purchase.

                 (f) Mull Acres shall operate UKC and UKP in the ordinary course consistent with past practice, subject to the transactions contemplated by this Agreement, between the date hereof and the date of closing of the Purchase.

                 (g) As of a date no more than 10 days prior to the closing of the Purchase Mull Acres shall cause to be delivered to Bikers Dream financial statements of UKC and UKP audited by a firm of independent accountants reasonably acceptable to Bikers Dream and at a cost to be paid by Bikers Dream.

                 (g) In connection with the Purchase, Mull Acres agrees to deliver such additional documents and certificates, including a bill of sale, assignments of contracts, assignments of trademarks and service marks, and similar such instruments of transfer, and such other matters as Bikers Dream may reasonably require.

                 (h) It is a condition of the Purchase that there shall not be a claim that is likely to have an adverse effect of $5,000 or more on UKC or UKP, unless resolved or bonded by Mull Acres.


                                  ARTICLE XII

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

         12.1    INDEMNIFICATION.

                 (a) To the fullest extent permitted by the Act and by law, the Members, and the partners, shareholders, controlling persons, officers, directors and employees of the Members, and the officers of the LLC and the members of the Management Board (herein referred to as "Indemnitees") shall, in accordance with this Section 12.1 be indemnified and held harmless by the LLC from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which they may be involved, as a party or otherwise, by reason of their management of, or involvement in, the affairs of the LLC, or rendering of advice or consultation with respect thereto, or which relate to the LLC, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the LLC, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the LLC or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the LLC; or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful).

                 (b) The LLC may also indemnify any Person who was or is a party or threatened to be made a party to any threatened, pending, contemplated or completed action by or in the right of the LLC to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of the LLC, against expenses actually or reasonably incurred by such Person in connection with the defense or settlement of such action, if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the LLC, except that indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for misconduct in the performance of the Person's duty to the LLC only to the extent that the court in which such action or suit was brought, or another court of appropriate jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that the Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, the Person shall be indemnified by the LLC against expenses actually and reasonably incurred by the Person in connection therewith. Notwithstanding the foregoing, no Person shall be entitled to indemnification hereunder for any conduct arising from the gross negligence or willful misconduct of such Person or reckless disregard in the performance of its duties hereunder.

                 (c) Expenses (including attorneys' fees) incurred in defending any proceeding under Sections 1l.l(a) or (b) may be paid by the LLC in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee or Person to repay such amount if it shall ultimately be determined that the Indemnitee or Person is not entitled to be indemnified by the LLC as authorized hereunder.

                 (d) The indemnification provided by this Section 12.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

                 (e) The Members shall have power to purchase and maintain insurance on behalf of the LLC, the Members, officers, employees or agents of the LLC and any other Indemnitees at the expense of the LLC, against any liability asserted against or incurred by them in any such capacity whether or not the LLC would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

         12.2 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary herein contained, the debts, obligations and liabilities of the LLC shall be solely the debts, obligations and liabilities of the LLC; and no Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member of the LLC.


                                  ARTICLE XIII

                                  TERMINATION

         13.1 TERMINATION. The LLC shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

                 (a)      the expiration of its stated term;

                 (b)      the written consent of the Members;

                 (c) the Bankruptcy or dissolution of a Member (a "Dissolution Event"); or

                 (d) the entry of a decree of judicial dissolution under the Act.

         13.2 AUTHORITY TO WIND UP. The Members shall have all necessary power and authority required to marshall the assets of the LLC, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the LLC. In particular, the Members shall have the authority to continue to conduct the business and affairs of the LLC insofar as such continued operation remains consistent, in the judgment of the Members, with the orderly winding up of the LLC.

         13.3 WINDING UP AND CERTIFICATE OF CANCELLATION. The winding up of the LLC shall be completed when all debts, liabilities and obligations of the LLC have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of the LLC have been distributed to the Members. Upon the completion of winding up of the LLC, a Certificate of Cancellation shall be filed with the California Secretary of State.

         13.4 DISTRIBUTION OF ASSETS. Upon dissolution and winding up of the LLC, the affairs of the LLC shall be wound up and the LLC liquidated by the Members. The assets of the LLC shall be distributed as follows in accordance with the Act:

                 (a) to creditors of the LLC in the order of priority provided by law;

                 (b) to Members and Dissociated Members for any amounts the LLC owes them, other than in respect of the net credit balance of their Capital Accounts;

                 (c) $1,500,000 to Bikers Dream in cancellation of the Initial Note, which may be paid in cash or in motorcycles valued at cost to Mull Acres;

                 (d) Mull Acres returns the Options to Bikers Dream for cancellation;

                 (e) Mull Acres retains all rights to the LLC dealers, and the dealers' contracts, UKC's and UKP's phone numbers and trademarks; and

                 (f) otherwise to the Members in proportion to their ownership of Shares, provided that Sections 13.4(c), (d) and (e) shall only apply in the event Mull Acres has given notice pursuant to Section 11.1 that it does not intend to exercise the Options, and if Mull Acres has given notice that it does intend to exercise the Options then the Initial Note shall be repaid in full.


                                  ARTICLE XIV

                                  DEFINITIONS

         14.1 DEFINITIONS. The following terms shall have the meanings set forth for purposes of this Agreement:

                 (a) "ACCOUNTING PERIOD" shall mean for each Fiscal Year the period beginning on the 1st of January and ending on the 31st of December; provided however, that the first Accounting Period shall commence on the date of formation of the LLC and shall end on December 31, 1996; and provided, further, that a new Accounting Period shall commence on any date on which an Additional or Substituted Member is admitted to the LLC or a Member ceases to be a Member for any reason.

                 (b) "AGREEMENT" shall mean this LLC Agreement as the same shall be amended from time to time.

                 (c) "ASSIGNEE" shall mean a transferee or a Permitted Transferee of a Shares who has not been admitted as a Substitute Member.

                 (d) "BANKRUPTCY" shall mean with respect to any Person that a petition shall have been filed by or against such Person as a "debtor" and the adjudication of such Person as a bankrupt under the provisions of the bankruptcy laws of the United States of America shall have commenced, or that such Person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such Person.

                 (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 (f) "DISSOLUTION" of a Member which is not a natural person shall mean that such Member has terminated its existence, whether partnership or corporate, wound up its affairs and dissolved; provided, however, that a change in the membership of any Member that is a general partnership shall not constitute "Dissolution" hereunder, whether or not the Member is deemed technically dissolved for partnership law purposes so long as the business of the Member is continued.

                 (g) "FISCAL YEAR" shall mean the period from January 1 to December 31 of each year, or as otherwise required by law.

                 (h) "MEMBERS" shall mean all Members, including Substitute Members, and Additional Members, but does not include Assignees.

                 (i) "NET INCOME OR NET LOSS" shall mean for any Accounting Period the amount computed as of the last day thereof of the net income or loss computed under generally accepted accounting principles.

                 (j) "PERSON" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), LLC, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

                 (k) "SUBSTITUTE MEMBER" shall mean an Assignee who has been admitted to all the rights of membership pursuant to this Agreement.

                 (l) "TREASURY REGULATIONS" means regulations issued pursuant to the Code.


                                   ARTICLE XV

                                 MISCELLANEOUS

         15.1 AMENDMENT. This Agreement may be amended only with the consent of the Members.

         15.2 POWER OF ATTORNEY. By signing this Agreement, each Member designates and appoints the other Member as its true and lawful attorney, in his name, place and stead, to make, execute, sign and file such instruments, documents or certificates which may from time to time be required by the laws of the United States of America and the State of California and any political subdivision thereof or any other state or political subdivision in which the LLC shall do business to carry out the purposes of this Agreement, except where such action requires the express approval of the Members hereunder. Such attorney is not hereby granted any authority on behalf of the undersigned Members to amend this Agreement except that as attorney for each of the undersigned Members, the Member shall have the authority to amend this Agreement and the LLC's Articles of Organization as may be required to give effect to the transactions below following any necessary approvals or consents of the Members:

                 (a)      Extensions of the term of the LLC;

                 (b)      Withdrawals or distributions; and

                 (c)      Contributions of additional capital.

         Each Member shall provide to the other Members copies of all documents executed pursuant to the power of attorney contained in this Section 15.2.

         15.3 LEGENDS. The certificates issued evidencing a Member's interest in the LLC, each such certificate shall bear a legend to the effect that the Shares have not been registered under the Securities Act of 1933, as amended, and are subject to the restrictions on transferability and sale set forth in this Agreement and under the Act.

         15.4 WITHHOLDING TAXES. In the event that the LLC is obligated to withhold and pay any taxes with respect to any Member, any tax required to be withheld may be withheld from any distribution otherwise payable to such Member, or in lieu thereof upon remittance to the appropriate tax authority may be charged to that Member's Capital Account as if the amount of such tax had been distributed to such Member.

         15.5 FURTHER ASSURANCES. The parties agree to execute and deliver any further instruments or documents and perform any additional acts which are or may become necessary to effectuate and carry on the LLC created by this Agreement.

         15.6 BINDING EFFECT. Subject to the restrictions on transfer set forth in Article X, this Agreement shall be binding on and inures to the benefit of the Members and their respective transferees, successors, assigns and legal representatives.

         15.7 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         15.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter herein.

         15.9 NOTICES. Any notice or other communication which one or more Members may desire to give to another Member, shall be in writing, and shall be deemed effectively given upon personal delivery or upon deposit in any United States mail box, by registered or certified mail, return receipt requested, or upon confirmed facsimile transmission, for delivery to such other Member:

                 (a) at the address or facsimile number shown in the records of the LLC, except that notice relating to LLC meetings shall be in accordance with the Act; or

                 (b) at such other address or facsimile number as such Member may designate by fifteen (15) days' advance written notice to all other Members and the Member; provided that for notices given to a Member having an address outside the United States who has provided a telex address to the LLC, the Member shall also transmit a copy of such notice by telex to the address so given.

         15.10 EFFECTIVE DATE. This Agreement shall be deemed to be effective on the date when the Articles of Organization are filed.

         15.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts with the same force and effect as if each of the signatories had executed the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this LLC Agreement as of the day and year first above written.


                                             BIKERS DREAM, INC.


                                             By:
                                                -----------------------------



                                             MULL ACRES INVESTMENTS, INC.



                                             By:
                                                -----------------------------